SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


Date of Report:                       January 15, 2004
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                              (Date of earliest event reported)

                             Lehman ABS Corporation
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               (Exact Name of Registrant as Specified in Charter)

      Delaware                     001-31963                    13-3447441
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(State of Incorporation)          (Commission                 (I.R.S. Employer
                                   File Number)            Identification No.)

745 Seventh Avenue
New York, New York                                                  10019
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(Address of Principal Executive Offices)                         (Zip Code)

        Registrant's Telephone Number, including area code (212) 526-7000
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ITEM 5.     Other Events


     On January 15, 2004, Lehman ABS Corporation ("LABS") transferred $151,144,000 aggregate principal amount of 7 3/8% Debentures, Series B, due 2032, issued by Verizon New York Inc. to the Corporate Backed Trust Certificates, Verizon New York Debenture-Backed Series 2004-1 Trust established by LABS, which issued Corporate Backed Trust Certificates, Verizon New York Debenture-Backed Series 2004-1 pursuant to a standard terms for trust agreements, dated as of January 16, 2001, between LABS and U.S. Bank Trust National Association, as trustee (the "Trustee"), as supplemented by a series supplement thereto, dated as of January 15, 2004 (the "Series Supplement"), between LABS and the Trustee. The Class A-1 Certificates were purchased by Lehman Brothers Inc. ("Lehman") from LABS pursuant to an underwriting agreement, dated January 5, 2004 (the "Underwriting Agreement"), between LABS and Lehman, acting for itself and as representative of the underwriters named in Schedule I of the Underwriting Agreement.


ITEM 7.  Financial Statements and Exhibits
         ---------------------------------

(a)     Financial Statements - Not Applicable

(b)     Pro Forma Financial Information - Not Applicable

(c)     Exhibits

Item 601(a) of
Regulation S-K
Exhibit No.                    Description
--------------                 -----------

     4.1 Series Supplement, dated as of January 15, 2004, between Lehman ABS Corporation, as Depositor, and U.S. Bank Trust National Association, as Trustee.



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     Pursuant to the  requirements  of the Securities  Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                        LEHMAN ABS CORPORATION


                                        By:  /s/ Paul Mitrokostas
                                             --------------------
                                        Name:  Paul Mitrokostas
                                        Title: Senior Vice President

January 22, 2004




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INDEX TO EXHIBITS
    Exhibit No.                                 Description
    -----------                                 -----------
        4.1 Series Supplement, dated as of January 15, 2004, between Lehman ABS Corporation, as Depositor, and U.S. Bank Trust National Association, as Trustee.